Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-136511, 333-147288, 333-148197, 333-149503, 333-156915, 333-160529, 333-176180, and 333-190319 on Form S-8 of our report dated February 21, 2017, relating to the consolidated financial statements and financial statement schedule of Electronics For Imaging, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated February 21, 2017, September 8, 2017 as to the effects of the material weaknesses described in Management’s Report on Internal Control Over Financial Reporting (Revised), (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of the material weaknesses), appearing in this Annual Report on Form 10-K/A of the Company for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
September 8, 2017